UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 12, 2007.

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Digi Reports Fiscal 2003 Third Quarter Results - Page 2

Item 7.01. Regulation FD Disclosure

Life Partners Holdings, Inc. (“Life Partners”) had previously announced that it had signed an agreement to originate life settlements for a special purpose entity that has funding committed by WestLB AG, a major international financial institution. In discussions with analysts yesterday, Chairman and President Brian D. Pardo indicated Life Partners anticipates the special purpose entity will spend between between $250 million and $500 million in capital for the purchase of life settlements. The projected range is for planning purposes only. The special purpose entity is not required to purchase any settlements and may cease purchasing settlements at any time. The actual number of settlements that the special purpose entity will purchase, if any, may vary substantially from the projected range.

The information in this report is filed pursuant to Item 7.01and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Partners Holdings, Inc.

September 14, 2007	By:	/s/ Nina Piper
Nina Piper
Principal Accounting Officer